EXHIBIT 10.11(b)

MF ACQUISITION CORPORATION
NONQUALIFIED ROLLOVER COMMON STOCK OPTION AGREEMENT

WHEREAS, MF Acquisition Corporation has entered into an Agreement and Plan of Merger, dated as of March 16, 2004 (as amended through the date hereof, the “Merger Agreement”) among Maidenform, Inc., MF Acquisition Corporation, MF Merger Corporation and Ares Corporate Opportunities Fund, L.P. under which Maidenform, Inc. will merge with MF Merger Corporation, with Maidenform, Inc. surviving the merger as a subsidiary of MF Acquisition Corporation (the “Merger”); and

WHEREAS, the Employee (as defined below) holds a nonqualified option to purchase shares of common stock of Maidenform, Inc. (the “Old Option) and references herein to the Old Option relate solely to that portion of such option as relate to 14,942.075 shares of common stock of Maidenform, Inc. that may be purchased for $5.73 per share and to which an Option Adjustment Amount of $5.64 per share is related, and which were granted on November 26, 2001; and

WHEREAS, pursuant to the Merger Agreement, MF Acquisition Corporation is granting the stock option set forth in this Agreement in substitution for the Old Option; and

WHEREAS, following the grant of this stock option, the Old Option will be terminated and have no further force or effect; and

WHEREAS, this Nonqualified Rollover Common Stock Option Agreement has been entered into in connection with discussions and negotiations regarding the terms and conditions of Employee’s (as defined below) employment following the Merger.

NOW, THEREFORE, in consideration of the mutual covenants and premises set forth herein, the parties hereto agree as follows:

This Nonqualified Rollover Common Stock Option Agreement (this “Agreement”) is made as of May 11, 2004 by and between MF Acquisition Corporation, a Delaware corporation (the “Corporation”), and Thomas J. Ward (“Employee”).  This option is granted in substitution for the Old Option, and it is granted pursuant to and is subject to the MF Acquisition Corporation 2004 Rollover Stock Option Plan (the “Plan”).  The termination of the Old Option will take effect immediately prior to the Merger and the grant of this stock option shall be conditioned and effective upon the occurrence of the Merger.  In the event the Merger does not occur, the Old Option shall continue in effect in accordance with its terms.

1.                                       The Corporation grants Employee an option to purchase the number of shares of Common Stock described in Annex A at the exercise price and on the terms and conditions contained in Annex A, this Agreement and the general terms and conditions set forth in the Plan.  At the time of exercise of this option, Employee shall also receive an amount of cash equal to the Option Adjustment Amount per Share described in Annex A for each share of Common Stock received on exercise.

2.                                       Employee may exercise the option, in whole or in part, at any time prior to the expiration date described in Annex A, except that Employee may not exercise the option for a fraction of a share of Common Stock (unless the number of shares to be purchased is the total balance for which the option is then exercisable).  In order to exercise this option Employee must also exercise his or her option to purchase Preferred Stock granted under a Nonqualified Rollover Preferred Stock Option Agreement of even date herewith for a number of shares of Preferred Stock equal to the lesser of (i) the number of shares of Common Stock for which this option is exercised divided by 55 (subject to any necessary rounding due to the inability to issue fractional shares) or (ii) the number of shares of Preferred Stock remaining subject to such option, if any.

3.                                       To exercise this option, Employee shall submit to the Secretary of the Corporation no more than ten (10) days prior to the effective date of exercise, a notice of exercise substantially in the form of Annex B, the purchase price for the Common Stock to be acquired upon exercise and such other information as may be required from time to time by the Committee administering the Plan in accordance with the terms of the Plan.  The purchase price may be paid by certified or bank check, or by such other method as the Committee may from time to time prescribe.

4.                                       By acceptance of this option, Employee agrees to reimburse the Corporation for any taxes or other obligations required by any government to be withheld or otherwise deducted and paid by the Corporation with respect to the issuance or disposition of the Common Stock subject to the option.  In lieu thereof, the Corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Corporation to Employee.  The Corporation may, in its discretion, hold the stock certificate or certificates to which Employee is entitled upon the exercise of the option as security for the payment of such withholding tax liability until cash sufficient to pay that liability has been accumulated.  Employee shall not have any of the rights of a shareholder with respect to the Common Stock underlying the option until the option is exercised and Employee receives the purchased Common Stock.

5.                                       If Employee incurs a Termination of Employment prior to the expiration date, this option shall remain exercisable until the expiration date described in Annex A.

6.                                       This option and shares purchased on the exercise of this option shall be subject to the terms of the Stockholders Agreement dated as of May 6, 2004 among the Corporation and the investors named therein, as the same may be amended from time to time (the “Stockholders Agreement”).  This option shall be transferable by Employee as set forth in the Stockholders Agreement.

7.                                       The Corporation represents and warrants to Employee that the shares subject to this option have been duly reserved for issuance and upon issuance and payment of the exercise price, will be duly authorized, validly issued, fully paid and non-assessable, and free of all liens and encumbrances other than pursuant to the Stockholders Agreement.

8.                                       If the Corporation, in its sole discretion, shall determine that it is necessary or desirable, to comply with applicable securities laws and/or corporate law or otherwise, the certificate or certificates representing the Common Stock purchased pursuant to the exercise of the option shall bear an appropriate legend in form and substance, as determined by the Corporation, giving notice of applicable restrictions on transfer under or with respect to such laws.

9.                                       Employee covenants and agrees with the Corporation that if, at the time of exercise of the option, there does not exist a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the “Act”), which Registration Statement shall have become effective and shall include a prospectus that is current with respect to the Common Stock subject to the option, then Employee shall execute and deliver a certificate to the Corporation indicating (i) that he is purchasing the Common Stock for his own account and not with a view to the resale or distribution thereof, (ii) that any subsequent offer for sale or sale of any such Common Stock shall be made either pursuant to (x) a Registration Statement on an appropriate form under the Act, which Registration Statement shall have become effective and shall be current with respect to the Common Stock being offered and sold, or (y) a specific exemption from the registration requirements of the Act and any rules and regulations thereunder and applicable state securities laws and regulations, but in claiming such exemption, Employee shall, prior to any offer for sale or sale of such Common Stock, obtain a favorable written opinion from counsel for or approved by the Corporation as to the applicability of such exemption and (iii) that Employee agrees that the certificate or certificates evidencing such Common Stock shall bear a legend to the effect of the foregoing.

10.                                 Employee covenants and agrees that Employee shall not, without the prior written consent of the Corporation, sell or otherwise dispose of any shares of stock of the Corporation during such period (a “Market Stand Off Period”) as the Corporation or its underwriters shall establish in connection with the filing of a Registration Statement.  The Market Stand Off Period shall not exceed one hundred eighty (180) days.  The Market Stand Off Period may be supplemented or superseded by any additional or conflicting restrictions in the Stockholders Agreement.

11.                                 This Agreement is not a contract of employment and the terms of Employee’s employment shall not be affected hereby or by any agreement referred to herein except to the extent specifically so provided herein or therein.  Nothing herein shall be construed to impose any obligation on the Corporation to continue Employee’s employment, and it shall not impose any obligation on Employee’s part to remain in the employ of the Corporation.

12.                                 Employee acknowledges and agrees that neither the Corporation, its shareholders nor its directors and officers, has any duty or obligation to disclose to Employee any material information regarding the business of the Corporation or affecting the value of the shares before or at the time of a termination of the employment of Employee by the Corporation, including, without limitation, any information concerning plans for the Corporation to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

13.                                 The parties hereto intend that the substitution of this option for the Old Option will not result in income tax liability at the time of such substitution and that Employee will be subject to income tax at ordinary income rates upon exercise of the option on the excess of the value of the Shares received on exercise plus the Option Adjustment Amount received over the exercise price.  If it is determined that income tax is payable upon the substitution, the Corporation will gross-up Employee in cash, on an after-tax basis, for any net additional income tax cost (taking into account the time value of money) of Employee (including any interest and penalties) due to acceleration of the taxable event to the date of the substitution (taking into account that it would only be an acceleration of the time of payment of ordinary income tax and also taking into account any differences in applicable tax rates).  The Corporation’s obligation under the prior sentence shall terminate immediately following the closing of an initial public offering of the Common Stock of the Corporation and the expiration of any Market Stand Off Period resulting therefrom.  Any gross-up payable hereunder shall be paid to Employee at the time Employee pays the tax; provided, however, that Employee shall not pay the tax without the written consent of the Corporation, which consent shall not be unreasonably withheld, delayed or conditioned.  If the Corporation does not consent to Employee’s payment of the tax, the Corporation will be responsible for the reasonable costs (including attorneys fees) incurred by Employee in disputing the tax, so long as the attorney representing Employee has been selected by the Corporation or selected by Employee and approved by the Corporation, which approval shall not be unreasonably withheld, delayed or conditioned.  If a gross-up is payable under this Section 13 prior to the time of exercise of this option, if permissible under applicable law, this Section 13 will be effectuated by a nonrecourse loan from the Corporation to Employee in the amount of the income tax (plus any interest and penalties) payable by Employee on the option substitution with respect to this option, which loan shall be due upon exercise or other settlement of this option, at which time the net amount finally payable hereunder shall be computed and final settlement made.

14.                                 This option is subject to adjustment for such dilution events as are provided in, and subject to, the Plan.

15.                                 Employee acknowledges and agrees that the Old Option has terminated effective immediately prior to the Merger and Employee shall have no right whatsoever to payments under the Merger Agreement or the Old Option, that the Old Option shall be of no further force or effect and that Maidenform, Inc. and all parties to the Merger Agreement may rely upon such termination having occurred as third party beneficiaries hereof.  In the event the Merger does not occur, the Old Option shall continue in effect in accordance with its terms.

16.                                 This Agreement supersedes any conflicting provisions in the Exchange and Support Agreement dated March 15, 2004.

17.                                 By signing this Agreement, the holder of this option (the “Holder”) represents, warrants and agrees that: (i) this option and the underlying securities (collectively, the “Securities”) are being acquired for Holder’s own account and not with the view to, or for resale in connection with, any distribution, (2) Holder acknowledges that he or she is an accredited investor within the meaning of Rule 501 of Regulation D under the Act and has such knowledge, skill and experience in business, financial and investment matters that he or she is capable of evaluating the merits, risks and consequences of an investment in the Securities and is able to bear the economic risk of loss of this investment; (3) Holder has made such independent investigation of the Corporation, Maidenform and the transactions contemplated by the Merger Agreement as he or she deems necessary or advisable in connection herewith; and (4) the Securities are the subject of material transfer restrictions.

[signature page follows]

By execution below, the Corporation and Employee accept this option and acknowledge and agree that this option is granted under and governed by the terms and conditions of this Nonqualified Rollover Common Stock Option Agreement, Annex A hereto and the Plan, both of which are hereby made a part of this document.

MF ACQUISITION CORPORATION

/s/ Thomas J. Ward	By:	/s/ David B. Kaplan
Thomas J. Ward	Title:	David B. Kaplan President

ANNEX A TO

MF ACQUISITION CORPORATION
NONQUALIFIED ROLLOVER COMMON STOCK OPTION AGREEMENT

GRANTED TO:	Thomas J. Ward (“Employee”)

DATE OF GRANT:	May 11, 2004

EXPIRATION DATE(a):	November 26, 2011

NUMBER OF UNDERLYING SHARES:	89,143.74 Shares of Common Stock

TYPE OF OPTION:	NonQualified Stock Option

EXERCISE PRICE:	$0.96 per Share

VESTING SCHEDULE:	Employee shall be vested in, and this option shall be exercisable as to, 100% of the Shares subject to this option on the Date of Grant.

OPTION ADJUSTMENT AMOUNT:	$0.95 per Share

(a)                                  Ten years from original date of grant of Old Options.

ANNEX B TO

MF ACQUISITION CORPORATION
NONQUALIFIED ROLLOVER COMMON STOCK OPTION AGREEMENT

SAMPLE NOTICE OF EXERCISE

MF Acquisition Corporation
c/o Maidenform, Inc.
154 Avenue E
Bayonne, NJ  07002

Attn:  Corporate Secretary

To the Corporate Secretary:

I hereby exercise my stock option granted under the Nonqualified Rollover Common Stock Option Agreement dated May 6, 2004 between MF Acquisition Corporation (the “Corporation”) and                                 (the “Agreement”) and notify you of my desire to purchase the shares of Common Stock that have been offered pursuant to the Agreement as described below.

I shall pay for the shares by delivery of a certified or bank check payable to the Corporation in the amount described below in full payment for such shares plus all amounts required to be withheld by the Corporation under state, federal or local law as a result of such exercise or shall provide such documentation as is satisfactory to the Corporation demonstrating that I am exempt from any withholding requirement.

This notice of exercise is delivered this          day of                         (month)          (year).

No. Shares to be Acquired	Type of Option	Exercise Price	Total

Nonqualified
Estimated Withholding
Amount Paid

Very truly yours,	Employee’s Name and Mailing Address

Employee’s Social Security Number
Signature of Employee